Exhibit 99.2

September 25, 2006

Michael Doherty
Chairman of the Board of Directors
199 Technology Dr. # 105
Irvine, CA 92618

Dear Michael,

Please accept my resignation as Chief Executive Officer and from the Board of Directors as of the date of this letter.

Sincerely yours,

/s/ MAURIZIO VECCHIONE
Maurizio Vecchione